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                                                                     EXHIBIT 99
RESOURCESDIRECT(TM)                     [AGL RESOURCES, INC. LOGO APPEARS HERE]

   AGL Resources, Inc. Direct Stock Purchase and Dividend Reinvestment Plan


RESOURCESDIRECT ALLOWS POTENTIAL INVESTORS TO PURCHASE SHARES OF AGL RESOURCES
INC. COMMON STOCK BY MAKING A DIRECT INITIAL INVESTMENT; IT ALSO ENABLES
EXISTING SHAREHOLDERS TO REINVEST ALL OR A PORTION OF THEIR CASH DIVIDENDS OR TO
MAKE OPTIONAL CASH PAYMENTS TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK. THERE
ARE NO BROKERAGE COMMISSIONS OR SERVICE CHARGES ON ANY PURCHASES OF SHARES MADE
THROUGH RESOURCESDIRECT. FOR A COMPLETE DESCRIPTION OF RESOURCESDIRECT'S
PROVISIONS AND FEATURES, REFER TO THE PROSPECTUS.

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                                                              INITIAL INVESTMENT
                                                          AND AUTHORIZATION FORM
                                      INSTRUCTIONS: If you want to make a direct
                                      initial investment, complete sections 1, 2
                                      and 3 of this form. If you are an existing
         Mailing Label                shareholder and want to begin taking
                                      advantage of the dividend reinvestment or
                                      optional cash purchase features, complete
                                      sections 2 and 3 of this form. Check the
                                      boxes that apply, and print clearly all
                                      items, except signatures. Mail this form
                                      in the postage-paid envelope provided.
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                         SECTION 1. INITIAL INVESTMENT
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ENROLLING IN RESOURCESDIRECT

[_] I wish to enroll and become an AGL Resources shareholder by making an initial investment. Enclosed is a check or money order for $250 minimum/$5,000 maximum), payable to Wachovia Bank of North Carolina, N.A.

NO INTEREST WILL BE PAID ON FUNDS HELD PENDING INVESTMENT.

REGISTERING YOUR ACCOUNT
Check one box below, and provide the appropriate information. Please print clearly.
[_] INDIVIDUAL - If registration desired matches mailing information above, check box at left; otherwise, complete owner's name, address and Social Security number below.

[_] JOINT - In addition to the owner's information, add joint owner's name below. Joint accounts will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one Social Security number is required for tax reporting.

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Owner's or Joint Owner's First Name      MI            Last Name                    Owner's Social Security Number

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Street Address (Do not use P.O. Box.)               Apt. Number                     Owner's Daytime Telephone Number

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City                           State        Zip

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Joint Owner's First Name           MI                  Last Name

[_] CUSTODIAL - A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts/Transfers to Minors Act in the minor's state of residence.

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

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Minor's First Name                      MI        Last Name                         Minor's Social Security Number and
                                                                                    State of Residence

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Custodian's First Name                  MI        Last Name

[_] TRUST - A trust account is established through a trust agreement.

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Trustee Name                                        Name of Trust            Trust Date               Tax ID Number

[_] CORPORATION, PARTNERSHIP OR OTHER ENTITY

__________________________________________          _____________________________________
Business Name                                       Tax ID Number

                            SECTION 2. AUTHORIZATION
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  I wish to participate in ResourcesDirect, the AGL Resources Inc. Direct Stock
Purchase and Dividend Reinvestment Plan. By signing below, I hereby authorize and appoint Wachovia Bank of North Carolina, N.A. ("Wachovia"), as my agent, to apply the enclosed investment and/or future investments to purchase shares of common stock of AGL Resources Inc., and on request to sell shares in my account. Also, I understand that my participation in ResourcesDirect is subject to the terms and conditions set forth in the prospectus, which I already have received, describing ResourcesDirect and that I may withdraw from ResourcesDirect by notifying Wachovia in writing.

  Under penalties of perjury, I also certify the following: The number shown on this form is my/our Social Security Number or Tax ID Number; I am not subject to backup withholding because if have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. (Check here ______ if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax returns.)

  IF YOU ARE AN EXISTING SHAREHOLDER OF RECORD, PLEASE SIGN EXACTLY AS THE NAME(S) APPEAR(S) ON THE STOCK CERTIFICATE(S). ALL JOINT OWNERS MUST SIGN.

__________________________________     ________________________________________
   Signature          Date                 Signature              Date

TAKE ADVANTAGE OF ADDITIONAL PLAN FEATURES, INCLUDING DIVIDEND REINVESTMENT, BY
                   COMPLETING SECTION 3 ON THE REVERSE SIDE.

RESOURCESDIRECT(TM)

                                                              INITIAL INVESTMENT
                                                          AND AUTHORIZATION FORM

                         SECTION 3. ADDITIONAL FEATURES
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[_] I do not wish to reinvest the dividends paid on my shares of AGL Resources common stock or take advantage of any of the other features of the plan.

SELECTING ADDITIONAL FEATURES OF THE PLAN
Please check the boxes that apply and complete any additional information, as requested.

DIVIDEND REINVESTMENT

[_] FULL REINVESTMENT - I wish to reinvest the dividends paid on all current or future shares of AGL Resources common stock registered in my name, with the option of making cash payments ($25 minimum/$5,000 maximum) per month.

[_] PARTIAL REINVESTMENT - I wish to reinvest the dividends paid only on ______
(number) current or future shares of AGL Resources common stock registered in my name, with the option of making cash payments ($25 minimum/$5,000 maximum) per month.

OPTIONAL CASH PURCHASES
[_] As a shareholder of record, I wish to purchase shares of AGL Resources common stock by making only optional cash payments ($25 minimum/$5,000 maximum) per month.

AUTOMATIC INVESTMENT
[_] As a shareholder of record, I wish to purchase shares of AGL Resources common stock by authorizing automatic monthly debits from my U.S. personal bank account.

By completing the information below, I authorize Wachovia to debit automatically my account at the financial institution indicated below. Upon receipt of this properly completed form, Wachovia will invest the deducted amount in shares of AGL Resources common stock on a monthly basis. I understand this authorization will be in effect until I stop this feature by notifying Wachovia in writing.
The notice to stop deductions must be given to Wachovia by the 15th of the month in order to prevent the drafting of my account on the 25th of the month.

 . Choose the type of account you wish to debit:  [_] Checking  [_] Savings
 . Indicate the amount you want Wachovia to draft
  from your bank account:  $     .00 per month ($25 min./$5,000 max.)
                            --------
  Deduction will occur (#) of banking days prior to the Investment Date.
 . Indicate the date of the month you want
  Wachovia to debit your bank account:  [_] 1st   [_] 15th

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Name of Your Financial Institution                                     ABA Routing Number

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Mailing Address of Financial Institution                               Bank Account Number     Bank Telephone, including area code

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City                         State              Zip

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Signature as it Appears on Your Bank Account

TO ASSIST US IN VERIFYING YOUR ACCOUNT INFORMATION, PLEASE ATTACH A VOIDED CHECK OR SAVINGS ACCOUNT DEPOSIT SLIP. If you do not have a voided check and the account you are indicating is either a savings or credit union account, it is important that you have a financial representative verify the information before you return this form.

GIFTS
[_] I am interested in making gifts of AGL Resources common stock that I own through ResourcesDirect. Please send me a Gift/Transfer Form.


MAIL THIS FORM IN THE POSTAGE-PAID ENVELOPE TO:
Wachovia Shareholder Services
P.O. Box 8218
Boston, MA 02266-8218

     . To obtain a copy of the ResourcesDirect prospectus or any other related forms, call 1-800-866-1543.
       You may call anytime -- 24 hours a day, 7 days a week.

     . If you have questions about your account, call 1-800-633-4236, 9 a.m. - 5 p.m. Eastern Time, Monday-Friday.